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infoUSA Inc.
(Name of Registrant as Specified In Its Charter)

Dolphin Limited Partnership I, L.P.
Dolphin Financial Partners, L.L.C.
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Dolphin Limited Partnership I, L.P.
Dolphin Financial Partners, L.L.C.

MICK M. ASLIN, KARL L. MEYER, ROBERT A.

TREVISANI

INDEPENDENT NOMINEES COMMITTED TO A NEW

IDEA AT infoUSA:

BUILDING VALUE FOR ALL SHAREHOLDERS

THROUGH ACCOUNTABILITY

May 2006

Overview
The infoUSA Board, with excessive turnover and under the influence of Mr. Vinod Gupta, Chairman, CEO and 40% shareholder, has not held top management accountable.

As a result, unaffiliated shareholders have suffered among other things:

•	Continuing lackluster operating performance

•	An opportunistic, if not illusory, offer for the Company

•	Serial misuse of corporate assets

•	A 40% shareholder who could gain absolute control through his exclusive exemption from the poison pill, and

•	Unnecessary dilution from sizeable stock option grants to Mr. Vinod Gupta - moving him closer to absolute control.

Truly independent Directors with a fresh perspective are required to build shareholder value by reforming infoUSA’s corporate governance regime to bring about accountability.

Dolphin’s nominees -- independent, highly qualified, strong leaders -- will stand up to Mr. Vinod Gupta and insist upon accountability. They will ensure that the Board does not deliver absolute control to him.

* This overview should be read in conjunction with the full presentation in which each of the statements and beliefs in the overview are supported in detail.

NO ACCOUNTABILITY: infoUSA’s PERFORMANCE HAS BEEN LACKLUSTER

With No Organic Growth, Profitability Is Flat, While Margins Have Eroded1

NO ACCOUNTABILITY: infoUSA’s PERFORMANCE HAS BEEN LACKLUSTER

The Company Has Long Been Undervalued In Comparison To Its Peer Group 2

NO ACCOUNTABILITY: infoUSA’s PERFORMANCE HAS BEEN LACKLUSTER

The Company Has Long Been Undervalued In Comparison To Its Peer Group 3

NO ACCOUNTABILITY: infoUSA’s PERFORMANCE HAS BEEN
LACKLUSTER

The Company Has Long Been Undervalued In Comparison To Its Peer Group

Source: Bloomberg and I/B/E/S

NO ACCOUNTABILITY: infoUSA’s PERFORMANCE HAS BEEN LACKLUSTER

Over the past 5 years, infoUSA’s share price has been playing “catch-up”

going from what Dolphin believes is an absurd 50% valuation discount to an enormous 25%

valuation discount -- all the while EBITDA has been flat.

A perfect example:

•	First Boston initiated coverage on July 8, 2004 with a Neutral Rating

–	$10.36 Stock Price

–	$11 Price Target

•	On April 24, 2006 First Boston has an underweight

–	$12.10 Stock Price

–	$10 Price Target

•	May 5, 2006 -- stock price of $11.15

NO ACCOUNTABILITY: HISTORY OF EARNINGS SURPRISES
AND MISSES

Long History of Operating Misses And Revisions Indicate Ineffective Management And Lack Of Accountability - Generates Significant Volatility and Erodes Investor Confidence

April 21, 2006
Reports $0.15 EPS, missing 1st quarter 2006 analyst consensus estimate of $0.175. Although organic revenue turned positive, 4.3% for the quarter, after being “flat” for 2005 and down 5% for the nine months ended September 30, 2005, Stephens & Co. Inc. analyst alarmed about rising attrition rates to 18% versus 10% for the prior quarter.

June 8, 2005	Cuts 2005 guidance, citing weakness in its Donnelly Marketing unit and the Small Business Group.
	Revenue EBITDA EPS	$370-380mm, from $390-400mm $92-96mm, from $98-102mm $0.59-0.63, from $0.63-0.67
July 19, 2004
Cuts EPS guidance from $0.60 to $0.28 -0.32 caused by changes in subscription accounting, OneSource deferred revenue, other acquisition expenses and severance charges. “EPS for the core business is unchanged, but may be difficult to reconcile given the number of moving and intertwining parts.” - CS First Boston analyst, July 21, 2004.

January 15, 2004	Cuts 2004 guidance by issuing lower 2004 numbers than September 15, 2003 estimates. No mention of downward revision.
	Revenue EPS	$325mm, from $338mm $0.60, from $0.69
Sept 15, 2003	Cuts 2003 guidance, citing weakness in its e-mail acquisition business and in its Polk City Directory Division.
	Revenue EPS	$310mm, from $320mm $0.53, from $0.61 (ex-special charges)

NO ACCOUNTABILITY: HISTORY OF EARNINGS SURPRISES
AND MISSES

Long History of Operating Misses And Revisions Indicate Ineffective Management And Lack Of Accountability - Generates Significant Volatility and Erodes Investor Confidence

January 1, 2001	Cuts fourth quarter 2000 guidance, citing broad-based slowdown in customer demand for its database products and database processing services.
	Revenue	$68-70mm, from $74-76mm

THE STOCK HAS STALLED OUT IN RISING MARKETS AND ADVANCING PEERS

NO ACCOUNTABILITY: EXCESSIVE TURNOVER AMONG
SENIOR MANAGEMENT AND THE BOARD

The Continuing Excessive Turnover Among Senior Management And The Board Itself Indicates Ineffective Management And Lack Of Accountability

SENIOR MANAGEMENT - RESIGNATIONS, DISMISSALS AND REASSIGNMENTS

•	Raj Das - Former CFO - Relegated to “strategic planning”
o	September 2003 to February 2006.

•	Stormy Dean - Former (and current) CFO - “Resigned” and Returned
o	2000 to 2003; February 2006 Returned as CFO

•	Ray Butkus - Former President of Donnelley Marketing - “Resigned”
o	December 2002 to September 2005

•	Michael Shultz - Former Corporate Controller - No explanation
o	April 2004 to March 2005

•	Al Ambrosino - Former President of Donnelley Marketing - Transferred
o	2000 to March 2003

•	Michael Morreale - Former COO of Donnelley Marketing - “Resigned”
o	July 1999 to January 2003

•	William Kerrey - Former President of Database Licensing - “Resigned”
o	1999 to June 2002

•	William Chasse - Former President and CEO of infousa.com - “Resigned”
o	April 1999 to January 2001

NO ACCOUNTABILITY: EXCESSIVE TURNOVER AMONG

SENIOR MANAGEMENT AND THE BOARD

The Continuing Excessive Turnover Among Senior Management And The Board Itself Indicates Ineffective Management And Lack Of Accountability

•	Susan Henricks - Former President of Donnelley Marketing - “Resigned”
o	August 1999 to September 2000

•	Scott Dahnke - Former CEO - “Ceased employment”
o	October 1997 to late 1998

•	Rick Puckett - Former Controller - “Ceased employment”
o	October 1997 to late 1998

•	Gregory Back - Former EVP of Corporate Planning & Business Development - “Ceased employment”
o	October 1997 to late 1998

•	Kevin Hall - Former SVP of Special Projects - “Ceased employment”
o	October 1997 to late 1998

•	Steve Purcell - Former CFO - “Ceased employment”
o	April 1997 to late 1998

•	Jon Wellman - Former President and COO - “Ceased employment”
o	January 1995 to January 1997

NO ACCOUNTABILITY: EXCESSIVE TURNOVER AMONG

SENIOR MANAGEMENT AND THE BOARD

The Continuing Excessive Turnover Among Senior Management And The Board Itself Indicates Ineffective Management And Lack Of Accountability

WITH 15 DIRECTOR RESIGNATIONS IN 1995 - 2006, IS IT ANY WONDER THAT ACCOUNTABILITY HAS BEEN LACKING?

NO ACCOUNTABILITY: infoUSA’s PERFORMANCE HAS BEEN LACKLUSTER

WE ARE NOT ALONE IN OUR VIEWS

•	“infoUSA has historically sold at a discount… because of the presence of a controlling shareholder, the uneven financial performance and history of not meeting the expectations set by the CEO.”

- Cardinal Capital, 2nd largest institutional holder, June 15, 2005

•
“IUSA is having [difficulty] with growth of its Donnelley Marketing segment when its peers (Acxiom, D&B Harte-Hanks and Equifax in particular) have been able to post solid growth in their US-based direct marketing segments… There are a few potential culprits [InfoUSA] intend to address including poor sales execution and/or poor leadership.”

- CS First Boston, June 10, 2005

•	“IUSA has historically emphasized the quality of data in its sales efforts, which could be losing to more tech savvy offerings from Acxiom.’

- CS First Boston, June 13, 2005

•
“We’re not happy. It doesn’t feel right, it doesn’t smell right. We’ve got more work to do on the facts, but we’re willing to get very aggressive in addressing this situation if we find out that the facts warrant it.”

“We want to make sure the Board is acting on behalf of all shareholders. We want to make sure the Board is not beholden to the Chairman and CEO. The mandate of the Special Committee was not just to review Vin’s offer, but to seek out and explore all offers that would maximize shareholder value.”

- Awad Asset Management, 3rd largest institutional holder, October 11, 2005

POOR CORPORATE GOVERNANCE: NO ACCOUNTABILITY

infoUSA’s Corporate Governance Regime Results In No Effective Accountability Over Mr. Vinod Gupta, In Particular

THE FAILED AND APPARENTLY ILLUSORY 2005 OFFER

•
Three months after publicly stating that IUSA was worth more than $18 per share, and just five days after lowering earning estimates (knocking 20% off the stock price), Mr. Vinod Gupta offered to acquire all the unaffiliated shares at $11.75 per share.

•	Mr. Vinod Gupta stated that “he does not intend to vote in favor of any other change in control transaction of the Company.”

•
The full Board broadly established a Special Committee of “disinterested” directors. The Board resolution establishing the Committee empowered the Committee to “solicit, negotiate, approve or reject alternate proposals.”

•
The Committee, which retained Lazard Freres and Fried Frank, unanimously determined that Mr. Vinod Gupta’s offer undervalued the Company and would require a “market check”. Mr. Vinod Gupta then withdrew his offer. The Committee publicly stated“it is in the best interests of the company’s stockholders to continue to explore potential strategic alternatives.” The next day the full Board in a non-unanimous vote terminated the Committee. Directors Vinod Gupta, George Haddix, Harold Andersen, Dennis Walker and Elliott Kaplan voted to terminate the Committee. Each of these Directors have conflicts or have ties to Vinod Gupta. Director Raval abstained. Directors Stryker, Anshoo Gupta and Kahn voted against termination of the Committee.

•	On September 7, 2005 , Mr. Gupta wrote in a letter to the Board:

“After we lowered our revenue guidance…, our stock got crushed. At that time I had no choice but to support the stock. That was the primary reason for offering $11.75 for the shares.”

“The role of the Special Committee was formed to review my offer. Once the offer is withdrawn, their job is done.”

Source: For all the relevant Board and Committee minutes, please see our website: www.iusaccountability.com.

POOR CORPORATE GOVERNANCE: NO ACCOUNTABILITY

infoUSA’s Corporate Governance Regime Results In No Effective Accountability Over Mr. Vinod Gupta, In Particular

MR. VINOD GUPTA’S EXEMPTION FROM THE POISON PILL HAS , IN DOLPHIN’S VIEW, HARMED ALL UNAFFILIATED SHAREHOLDERS

•	Mr. Vinod Gupta and his affiliates are the only shareholders exempt from the poison pill.

•	The Board minutes concerning adoption of the poison pill contain no indication that the Board discussed Mr. Gupta’s exemption from the poison pill.*

•	Mr. Vinod Gupta is the one shareholder the poison pill should apply to given his recent opportunistic offer, as well as share purchases and option exercises.

•	As the result of this exemption, Mr. Vinod Gupta was permitted to increase his total direct ownership to 40%.

•
Given Mr. Vinod Gupta’s history and the full Board’s failure to rein him in, how will unaffiliated shareholders fare if Mr. Vinod Gupta’s ownership moves from extremely substantial influence to absolute control?

*Minutes of the July 21, 1997 Board Meeting adopting the poison pill are available on our website: www.iusaccountability.com

POOR CORPORATE GOVERNANCE: NO ACCOUNTABILITY

infoUSA’s Corporate Governance Regime Results In No Effective Accountability Over Mr. Vinod Gupta, In Particular

RELATED PARTY TRANSACTIONS, MISUSE OF CORPORATE ASSETS

•
Mr. Vinod Gupta and his affiliates have engaged in substantial related party transactions since 1998 and IUSA has also made direct and other payments related to the assets underlying these related party transactions:

$16 million in reimbursements to related parties
$1 million in direct payments related to such assets
$11 million to acquire real property, private jet interests, yacht lease, the skybox and luxury cars

As disclosed in the Company’s proxy statements, in each of 1998 and 1999, Mr. Vinod Gupta received $48,000 in salary. In 1998 Mr. Gupta’s affiliates received $1.4 million for “travel and consulting services and related expenses.” In 1999 Mr. Gupta’s affiliates received $2.2 million for “executive travel expenses”, $1.3 million for “acquisition and other related expenses” and $500,000 for “investment advisory fees.”

•	In a May 4, 2005 letter to shareholders, Mr. Vinod Gupta stated that “In fact, all of infoUSA’s past related party transactions were fully and properly disclosed in the Company’s filings.”

The Company’s 2005 proxy statement discloses payment of $1.5 million to a Vinod Gupta affiliate for “usage of aircraft”. Numerous company records reviewed by Dolphin, however, indicate that $929,000 of that amount was for “aircraft usage”, $280,000 was for use of the 80 foot American Princess yacht, $120,000 related to residences, $192,000 for “service charges” and $39,000 in premium payments on a personal life insurance policy.

•	The purported “in depth” investigation into related party transactions conducted by Dr. Raval:

Failed to investigate $929,000 in reimbursement for private jet usage. Was this all legitimate business expenses?

Only dealt with 2004 reimbursements, and did not address the direct payments.

POOR CORPORATE GOVERNANCE: NO ACCOUNTABILITY

infoUSA’s Corporate Governance Regime Results In No Effective Accountability Over Mr. Vinod Gupta, In Particular

Determined that $632,000 in related party transactions “will be borne by Mr. Gupta”. Our review of the company’s public filings and the records do not show any confirmation that Mr. Gupta ever repaid this amount. This amount does not appear in the Company’s proxy statements as compensation or a related party transaction. No comment from the Company.

Revealed that former Director Harold Andersen, current Director Dennis Walker and Mr. Vinod Gupta’s company, Annapurna Corporation, have occupied infoUSA’s facilities apparently without charge.

•
The Board’s apparent “fix” for these related-party transactions was simply to spend an additional $11 million of shareholder funds to acquire real property, the interests in private jets, the 80 foot American Princess yacht, a skybox, and luxury cars so that Mr. Vinod Gupta could continue to operate in the manner to which he had become accustomed -- without having to report any of it publicly.

In October 2005, Mr. Vinod Gupta publicly stated that “However, given the heightened shareholder sensitivity to these transactions, the Board has decided to virtually eliminate such [related party] transactions going forward.”

Exemplary of this Board’s dysfunction is the skybox: As shown in documents reviewed by Dolphin, the Company signed an agreement to purchase the skybox from Vinod Gupta in April 2003; the Company cut the check to Vinod Gupta in May 2003; the Audit Committee asks for backup “supporting the price to be paid” in July 2003; and the Committee “approves” it in October 2003.

POOR CORPORATE GOVERNANCE: NO ACCOUNTABILITY

infoUSA’s Corporate Governance Regime Results In No Effective Accountability Over Mr. Vinod Gupta, In Particular

UNNECESSARY SIZABLE OPTION GRANTS TO MR. VINOD GUPTA HAVE ONLY SERVED TO MOVE HIM TOWARD ABSOLUTE CONTROL

•	The Board has granted Mr. Vinod Gupta 3.2 million options (6%) since 1998:

The Board’s Compensation Committee has never explained why it believes such option grants were appropriate. Director Nominee Haddix is a member of the Compensation Committee.

Dilution and control issues far outweigh any incentive value to such a sizable holder.

The Company’s 2005 proposal to add 3 million shares to the 1997 Compensation Plan barely passed with only 59% approval of those voting. Without Mr. Vinod Gupta’s shares, this proposal would have failed by a 2 to 1 margin.

ISS recommended its clients vote AGAINST the Compensation Plan in 2005 because it specifically permits the repricing of options.

Mr. Vinod Gupta has consistently failed to disclose fully his stock ownership - not until the 2006 proxy does he reveal that he has direct voting control over an additional 2.4 million shares held in various family trusts.

Mr. Gupta exercised 1.2 million options, or 2.2%, just before the record date for the 2006 Annual Meeting.

Any further increase in his ownership will surely damage the unaffiliated shareholders by giving him exclusivity in a change in control transaction.

While Mr. Vinod Gupta’s position is sizable, at 40%, it is not yet insurmountable.

POOR CORPORATE GOVERNANCE: NO ACCOUNTABILITY

infoUSA’s Corporate Governance Regime Results In No Effective Accountability Over Mr. Vinod Gupta, In Particular

IT APPEARS TO DOLPHIN THAT MOST CURRENT BOARD MEMBERS HAVE TIES TO MR. VINOD GUPTA AND LITTLE RELEVANT INDUSTRY EXPERIENCE

Director	Ties To Mr. Vinod Gupta	Current Employment	Relevant Experience
Vinod K. Gupta*	YES	infoUSA CEO	YES
Bill L. Fairfield	YES -- former IUSA employee; formerly Director of Sitel with Vinod Gupta and presently Trustee of Nebraska Foundation with Vinod Gupta.	Venture capital, footwear retailer, outsourced customer support	???
Anshoo S. Gupta	NO	Management consulting; financial, marketing positions at Xerox	NO
Dr. George F. Haddix *	YES -- Co-founder, former CEO and Director of CSG Systems, which IUSA invested in; Director of Creighton University.	CEO computer software company	NO
Martin F. Kahn	NO	Former CEO of OneSource (acquired by IUSA)	YES
Elliott S. Kaplan*	YES -- His law firm is IUSA’s outside counsel.	Lawyer	NO
Dr. Vasant H. Raval*	YES -- Chairs Dept. of Acct. at Creighton U., Vinod Gupta School of Mgt at IIT has exchange program with Creighton.	Professor of accounting	NO

* Voted to disband the Special Committee, except for Dr. Raval, who abstained.

POOR CORPORATE GOVERNANCE: NO ACCOUNTABILITY

infoUSA’s Corporate Governance Regime Results In No Effective Accountability Over Mr. Vinod Gupta, In Particular

IT APPEARS TO DOLPHIN THAT MOST CURRENT BOARD MEMBERS HAVE TIES TO MR. VINOD GUPTA AND LITTLE RELEVANT INDUSTRY EXPERIENCE

Director	Ties To Mr. Vinod Gupta	Current Employment	Relevant Experience
Bernard W. Reznicek	YES -- serves on board of CSG Systems, in which IUSA invested; Former Dean of Bus. Admin. at Creighton U., Vinod Gupta School of Mgt at IIT has exchange program with Creighton.	CEO of real estate investment company	NO
Dennis P. Walker*	YES -- President and CEO of Jet Linx Aviation, had free office space along with Everest, in infoUSA building.	CEO of jet fractional interest company	NO
Directors Who Resigned Recently
Harold W. Andersen*	YES -- Trustee with Vinod Gupta in Everest Funds; had free office space from IUSA; IUSA invested in Everest [3] Fund in 2001.	Former newspaper publisher	NO
Dr. Charles W. Stryker	YES - Formerly Chairman and CEO of Naviant, Inc. IUSA signed $12mm licensing agreement with Naviant in 2001.	Founder of company that develops databases	YES

* Voted to disband the Special Committee, except for Dr. Raval, who abstained.

POOR CORPORATE GOVERNANCE: NO ACCOUNTABILITY

The infoUSA’s Board has Never Acknowledged or Addressed the Serious Issues Dolphin Continually Raised Over the Last Ten Months

2005

August	31	Dolphin sends letter to non-management Directors, outlining issues, urging them “to put their own house in order.”
September	1 and 7	Dolphin receives assurances from Directors Kahn and Anshoo Gupta that the issues Dolphin raised would be addressed.
	19	Dolphin makes books and records request.
October	7	Counsel for Dolphin sends letter to infoUSA’s counsel protesting Company’s failure to comply with books and records request.
	17	Dolphin sends letter to non-management Directors urging Board again to take corrective measures.
	20 and 21	Board holds two-day meeting. Minutes of this meeting do not reflect discussion of any other matter Dolphin raised in its August 31 and October 17 letters.
	24	Dolphin files an action in Delaware Court of Chancery seeking to compel compliance with its September 19th request.
	26	Mr. Vinod Gupta makes public statement that “the Board has decided to virtually eliminate such [related party] transactions going forward.”
November	17	Dolphin sends letter to Board, expressing its disappointment with the Board’s failure to act.
December	22	Delaware Court of Chancery orders Company to comply with Dolphin’s books and records demand.
2006
January	First week	Dolphin receives approximately 15,000 pages from infoUSA.

POOR CORPORATE GOVERNANCE: NO ACCOUNTABILITY

The infoUSA’s Board has Never Addressed the Serious Issues Dolphin Continually Raised Over the Last Ten Months

2006

	18	Dolphin offers to share preliminary findings with non-management Directors - never heard back.
February	7	Dolphin challenges confidentiality of documents in Delaware Court of Chancery.
March	8	Dolphin sends letter to non-management Directors asking the Board to publicly announce how it will deal with Mr. Vinod Gupta’s expiring standstill letter - the Board does nothing.
	14	Dolphin sends letter to the Company offering, on a consensual basis, a candidate to fill a vacancy created by Director Stryker’s departure. Dolphin asked for a decision by March 28th - No response.
	17	Pending the Board’s decision on the consensual offer, in order to be timely, Dolphin notified the Company of its intention to nominate three Directors.
	29	Dolphin publicly announces proxy contest.

POOR CORPORATE GOVERNANCE: NO ACCOUNTABILITY

We Are Not Alone In Our View Of The Poor Corporate Governance Practices At infoUSA

1.	CGQ (May 1, 2006)

Russell 3000: 22%
Software & Services Companies: 37%

2.	Board Analyst (March 15, 2006)

Board Effectiveness Rating: D
Board Risk Assessment:  High

3.	Stephens Inc:

In its analyst reports on IUSA, Stephens routinely cites related party transactions as the # 1 risk factor.

OUR NOMINEES ARE COMMITTED TO BULIDING SHAREHOLDER VALUE THROUGH ACCOUNTABILITY

The Nominees Are Highly Qualified Strong Leaders and Independent of Dolphin, IUSA and its Management

Malcolm “Mick” M. Aslin served as President and Chief Executive Officer of Gold Banc Corporation, Inc. *(NASDAQ: GLDB), a $700 million market cap financial services holding company with commercial bank branches and trust offices located in Kansas, Oklahoma, Missouri and Florida, from March 2003 until its acquisition in March 2006 by Marshall & Ilsley. He was a member of Gold Banc’s board of directors beginning in February 1999. From February 1999 until March 2003, Mr. Aslin served as Gold Banc’s chief operating officer. Beginning in March 2003, Mr. Aslin served as chairman of the board and chief executive officer of Gold Bank, Gold Banc Corp.’s bank operating subsidiary. From October 1995 until February 1999, Mr. Aslin served as chairman of the board of Western National Bank and Unison Bancorporation, Inc. in Lenexa, Kansas and chairman and managing director of CompuNet Engineering, L.L.C., a Lenexa, Kansas computer service business that Gold Banc acquired in February 1999. From May 1994 until May 1995 Mr. Aslin served as President of Langley Optical Company, Inc., a wholesale optical laboratory located in Lenexa, Kansas. From January 1990 until April 1994 Mr. Aslin was a director of Visa USA. Before that time, Mr. Aslin spent more that 22 years in various positions with UMB Banks and United Missouri Financial Corporation, including president, chief operating officer and director of United Missouri Bancshares, Inc. and president of UMB’s Kansas City Bank, United Missouri Bank of Kansas City, N.A. Presently, Mr. Aslin serves as a director of Marshall & Ilsley, Corporation, a financial services company headquartered in Milwaukee, Wisconsin, LabConco Inc., a manufacturer of laboratory equipment and accessories, and ACT Teleconferencing Inc. a global provider of audio and video conferencing solutions. Mr. Aslin is currently a Trustee of the Midwest Research Institute and a Member of the Strategic Development Board, University of Missouri, Columbia, Business School. Mr. Aslin is also life director and first vice chairman of the board of governors, as well as past president, past chairman of the board of the American Royal Association, a not-for-profit organization charged with the mission of promoting agricultural advancement and developing future generations of leaders through agrarian values in the Midwest.

Karl L. Meyer, from February 2000 until December 2004, served as chairman of the board of Ermis Maritime Holdings Ltd., an owner and operator of ocean going tankers. Mr. Meyer served at the request of its bondholders to manage the company through its liquidation process, which was successfully completed in 2004. From May 2003 until May 2004, Mr. Meyer was a director of Computer Horizons (NASDAQ: CHRZ). He was re-elected to the board of CHRZ in October 2005 at a special meeting wherein the shareholders voted to replace the entire board. From the time of its initial public offering in March 2001 until December 2002, Mr. Meyer was a director, and chairman of the audit committee, of Stelmar Shipping Inc. (NYSE: SJH), which was acquired by Overseas Shipholding Group, Inc. (NYSE: OSG) in January 2005. From July 1992 until its sale to Seacoast Financial Services Corp. (NASDAQ: SCFS) in December 2000, Mr. Meyer was chairman of the board, chief executive officer and president of Home Port Bancorp, Inc. (NASDAQ: HPBC), the parent of Nantucket Bank. Mr. Meyer has also served from 1995 to 2004 as managing director of Diogenes Management Company, an investment advisor in the tanker shipping industry. From 1986 to 1989,

* Dolphin was a 13D holder of Goldbanc Corp. during Mr. Aslin’s tenure.

OUR NOMINEES ARE COMMITTED TO BULIDING SHAREHOLDER VALUE THROUGH ACCOUNTABILITY

The Nominees Are Highly Qualified Strong Leaders and Independent of Dolphin, IUSA and its Management

Mr. Meyer was the chairman of the board and chief executive officer of Marine Transport Lines, Inc., a commercial shipping company that was sold to private investors. Mr. Meyer served as a director of BT Shipping Limited (NASDAQ: BTBT) and in April 2005, Mr. Meyer was nominated to the board of directors of OfficeMax (NYSE: OMX) by its then third largest shareholder.

Robert A. Trevisani was a general partner of Gadsby Hannah LLP until 2004 when he became of counsel. He is a member of the bar of Massachusetts, New York and the District of Columbia. He has been an adjunct professor at Boston University Graduate School of Law (1977-1996) and Boston College Law School (1996-2005). From 1996 through 2000, Mr. Trevisani was a director of Home Port Bancorp (NASDAQ: HPBC) until its sale to Seacoast Financial Services Corp. (NASDAQ: SCFS) in December 2000. In 2004, he was nominated to the board of Computer Horizons (NASDAQ:CHRZ) in opposition to the nominees of management, and elected as a director for a one-year term. Mr. Trevisani was nominated to the board of CHRZ by Aquent Corporation, a private company that made an offer to acquire all of the outstanding capital stock of CHRZ. Aquent subsequently determined to withdraw its offer, and Mr. Trevisani was not nominated for a second term. Mr. Trevisani has been president and a director of the Commonwealth Charitable Fund, Inc., a non-profit membership company, since its founding in 1978. He was elected in 2005 to the board of Salary.com, a private company providing comparative compensation guidance and services to institutions and individuals, and serves on its Board and Audit Committee. At Mount Ida College, he served as a trustee (1988-2005), as a member of the executive and audit committees and recently acted as chairman of its physical resources committee. He has been a trustee or director of several other non-profit organizations.

OUR NOMINEES ARE COMMITTED TO BULIDING SHAREHOLDER VALUE THROUGH ACCOUNTABILITY

Our Program - Accountability Through Meaningful Corporate Governance Reform

•	Adopt the by-law amendment to prohibit for three years the re-nomination or appointment by the Board of a Director who has been voted down by shareholders.

•
Reconstitute the Special Committee to analyze the best alternatives to maximize shareholder value. The Special Committee should explore all alternatives, including internal operational changes and capital structure and dividend policy; not just a sale of the Company.

•	Name a truly independent Chairman of the Board

•	End Mr. Vinod Gupta’s exemption from the poison pill

•	Strengthen the Nominating and Corporate Governance Committee by retaining an independent search firm to recruit independent candidates for vacancies.

•
Establish meaningful policies to curb abusive related party transactions and other payments and improper use of corporate assets - correcting abuses that violate the Company’s own code of conduct (available on IUSA’s website).

•	Review all related party transactions and other payments and instances of improper use of corporate assets and seek reimbursement from those found to have received improper benefits.

•	Strengthen the Compensation Committee by ensuring that all awards under the company’s equity incentive plans truly incentivize the creation of shareholder value and do not cause unnecessary dilution.

•	Eliminate the current plan provisions permitting the repricing of options.

OUR NOMINEES ARE COMMITTED TO BULIDING SHAREHOLDER VALUE THROUGH ACCOUNTABILITY

Our Program - Accountability Through Meaningful Corporate Governance Reform

•	Thorough, Annual Review of the Effectiveness of Senior Management, including management turnover.

•	Review All Current Business Strategies.

•	Explore New Business Strategies:

Create value-added products, such as software tools that permit users to blend IUSA’s databases with customers’
existing databases and other decision support tools.

Partnering opportunities, such as Acxiom’s recent partnering with Accenture.

Exploit more effectively infoUSA’s database of small and mid-sized US companies, one of its most valuable and underutilized assets.

Explore other ways to reduce database maintenance and production costs (29% of 2005 sales).

CONCLUSION

IN DOLPHIN’S VIEW:

•	A Board with continuous turnover and conflicts has been unable or unwilling to rein in Mr. Vinod Gupta and demand performance and accountability.

•	Mr. Vinod Gupta has persistently abused the trust of unaffiliated shareholders and should no longer serve as a Director.

•	Mr. Vinod Gupta appears to be seeking absolute control which surely will damage the value enhancing alternatives for unaffiliated shareholders.

•	This is the last chance for strong independent Directors to redress this situation.

A VOTE FOR THE ELECTION OF MICK M. ASLIN,
KARL L. MEYER, ROBERT A. TREVISANI
AND FOR THE BYLAW
AMENDMENT

IS A VOTE

FOR BUILDING VALUE FOR ALL SHAREHOLDERS

THROUGH ACCOUNTABILITY

NOTES

Note 1

Peer Group consists of IUSA’s public competitors it names in its 10-K: Equifax, Dun & Bradstreet, Acxiom and Harte-Hanks; as well as ChoicePoint, which is frequently referred to as a competitor by sell-side analysts.

For 2001-2005, revenues and EBITDA are historic.  For 2006, revenues and EBITDA is consensus analyst estimate. For all years, source: Bloomberg.

See also, Dolphin’s proxy materials and other documents available on www.iusaccountability.com.

Note 2

Peer Group consists of IUSA’s public competitors it names in its 10-K: Equifax, Dun & Bradstreet, Acxiom and Harte-Hanks; as well as ChoicePoint, which is frequently referred to as a competitor by sell-side analysts.

For 2001-2005, EBITDA is historic and Total Enterprise Value (“TEV”) is based on the average trading stock price and average net debt for the respective period. For 2006, EBITDA is consensus analyst estimate and TEV is based on current trading stock price (through May 1, 2006) and net debt.

Note 3

Peer Group consists of IUSA’s public competitors it names in its 10-K: Equifax, Dun & Bradstreet, Acxiom and Harte-Hanks; as well as ChoicePoint, which is frequently referred to as a competitor by sell-side analysts.

For 2001-2005, EPS is historic and price is based on the average trading price for the respective period. For 2006, EPS is consensus analyst estimate and price is current (through May 1, 2006).